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                                                                   EXHIBIT 10.16

[Terremark Worldwide Inc. Letterhead]

July 10, 2002

Mr. Manuel D. Medina

Re: Note Payable by Manuel D. Medina ("Borrower") to Terremark Worldwide, Inc. ("Lender") for US$5 Million date September 5, 2002 (the "Note")

Dear Mr. Medina:

Lender and Borrower hereby agree to amend the Note as follows:

Maturity Date:             September 30, 2004

Interest Rate:             After the first 12 months the Note shall bear an
                           annual interest rate equal to the Applicable Federal
                           Rate ("AFR") in effect as of the date hereof.

Interest Payment:          Paid in bi-annual installments.

Collateral:                Lender shall review amounts due by Lender to Borrower
                           (excluding salary and other customery compensation)
                           ("Payables") on a quarterly basis to determine whether the payment thereof would impair Lender's ability to collect on the Note. Borrower agrees that at all times until the Note has been repaid, Lender shall have the right to withhold repayment to Borrower of a least US$ 1,375,000.00 in Payables.

If you concur with these terms, please acknowledge your agreement by executing oin the signature line provided below.


                                            Very truly yours,

                                            /s/ Jose A. Segrera
                                            ----------------------------------
                                                Jose A. Segrera
                                                Chief Financial Officer
                                                Terremark Worldwide

Acknowledged and agreed to
this 10th of July 2002

/s/ Manuel D. Medina
-------------------------
    Manuel D. Medina
    Borrower